UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

MELLANOX TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

001-33299 (Commission File Number)	98-0233400 (IRS Employer Identification Number)

Beit Mellanox

Yokneam, Israel 20692

(Address of principal executive offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 30, 2015, Mellanox Technologies, Ltd. (the “Company”) entered into an Agreement of Merger (the “Merger Agreement”) with Mondial Europe Sub Ltd. (“Merger Sub”) and EZchip Semiconductor Ltd. (“EZchip”).

On November 17, 2015, the Company, Merger Sub and EZchip entered into an amendment to the Merger Agreement (the “Amendment”) which: (i) permits EZchip to solicit and enter into negotiations with third parties with respect to a potential superior acquisition during a “go-shop” period that will end on December 16, 2015, (ii) provides EZchip with the right to terminate the Merger Agreement at any time prior to EZchip’s shareholder meeting for voting upon the proposal to approve the Merger Agreement if EZchip’s board of directors has effected a Change of Recommendation (as such term is defined in the Merger Agreement), (iii) removes the Company’s right to be paid a termination fee pursuant to the Merger Agreement, and (iv) extends the Outside Date (as such term is defined in the Merger Agreement) through April 16, 2016.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement of Merger, dated November 17, 2015, by and among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Semiconductor Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2015	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman

	Name:	Jacob Shulman

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement of Merger, dated November 17, 2015, by and among Mellanox Technologies, Ltd., Mondial Europe Sub Ltd. and EZchip Semiconductor Ltd.